UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2017

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 24, 2017. The Company’s shareholders voted on the following three proposals at the Annual Meeting.

Proposal One:

The shareholders voted to re-elect John T. Fitzgerald, Gregory P. Hannon, Terence M. Kavanagh, Gary R. Schaevitz, Joseph D. Stilwell and Larry G. Swets, Jr., as directors. Management received proxies for the election of directors as follows:

Director	For	Withheld	Non-Vote
John T. Fitzgerald	10,714,824	29,933	2,616,092
Gregory P. Hannon	9,652,866	1,091,891	2,616,092
Terence M. Kavanagh	9,653,496	1,091,261	2,616,092
Gary R. Schaevitz	9,652,766	1,091,991	2,616,092
Joseph D. Stilwell	9,653,046	1,091,711	2,616,092
Larry G. Swets, Jr.	10,709,733	35,024	2,616,092

Proposal Two:

The Company’s shareholders ratified the appointment of BDO USA, LLP as the Company’s auditors. Management received proxies for the appointment of auditors as follows:

For	Withheld
12,294,339	1,066,510

Proposal Three:

The Company’s shareholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders (the “Say-on-Pay Vote”). Management received proxies for the approval of the Say-on-Pay Vote as follows:

For	Against	Abstained	Non-Vote
9,625,344	1,096,638	22,775	2,616,092

ITEM 7.01 REGULATION FD DISCLOSURE

On May 25, 2017, the Company issued a press release regarding the results of the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Form 8-K provided under Items 5.07, 7.01 and Exhibit 99.1 attached hereto is being furnished to, and shall not be deemed “filed” with, the U.S. Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Exhibits Description
99.1	News Release Dated May 25, 2017 - Kingsway Announces Results of Shareholder Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

May 25, 2017	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
Chief Executive Officer